                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 14                                                                        Trade Date: 03/05/01
(To Prospectus dated March 22, 2000 and Prospectus                                               Issue Date: 03/08/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 7, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAP9              $6,566,000.00              6.25%                 03/15/16                 100%



    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption       (including the redemption price)
    ----------------        -----------------      ---------------------       --------------------------------
        09/15/01                   Yes                      Yes                         100%   03/15/04
     semi-annually                                                                 semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------            -------------           -----------
     $6,451,095.00              $114,905                 $3.50               ABN AMRO Inc.